UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

(Mark One)
[X]	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended  September 30, 2005

OR

[ ]	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________to____________

Commission File Number    000-50142

Welund Fund, Inc.
(Exact name of small business issuer as specified in charter)

Delaware	20-1470649
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1940 Zinfandel Drive, Suite R, Rancho Cordova, CA 95670
(Address of principal executive offices)

(916) 768-2160
(Issuer's Telephone number, including area code)

(Former name, former address, and former fiscal
year, if changed since last report)

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes	X	No

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date:

As of November 11, 2005, the Issuer had 3,440,000 shares of its common stock, par value $0.001 per share, issued and outstanding.

Transitional Small Business Disclosure Format (check one):

Yes	No	X

PART I
FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Welund Fund, Inc. has included its unaudited condensed balance sheets as of September 30, 2005 and December 31, 2004 (the end of our most recently completed fiscal year), and unaudited condensed statements of operations for the three and nine months ended September 30, 2005 and 2004, and for the period from July 16, 2002 (date of inception) through September 30, 2005, and unaudited condensed statements of cash flows for the nine months ended September 30, 2005 and 2004, and for the period from July 16, 2002 (date of inception) through September 30, 2005, together with unaudited condensed notes thereto. In the opinion of management of Welund Fund, Inc., the financial statements reflect all adjustments, all of which are normal recurring adjustments, necessary to fairly present the financial condition, results of operations, and cash flows of Welund Fund, Inc. for the interim periods presented. The financial statements included in this report on Form 10-QSB should be read in conjunction with the financial statements of Welund Fund, Inc. and the notes thereto for the year ended December 31, 2004 included in our annual report on Form 10-KSB.

WELUND FUND, INC.
(A Development Stage Company)
Condensed Balance Sheets
(Unaudited)

	September 30,	December 31,
	2005	2004

ASSETS
Cash	$56,127	$-
Receivables from affiliated entities	2,343	-
Prepaid expense	219	-
Finance receivables, net of discount of $12,659	72,676	-
Note receivable from related party	102,104	-

Total Assets	$233,469	$-

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Accounts payable	$8,685	$2,869
Accounts payable to related parties	5,400	4,675
Total Liabilities	14,085	7,544

Preferred stock, $0.0001 par value; 20,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized;
3,440,000 and 2,240,000 shares issued and outstanding	344	224
Additional paid-in capital	287,380	-
Deficit accumulated during the development stage	(68,340)	(7,768)
Total Shareholders' Equity (Deficit)	219,384	(7,544)

Total Liabilities and Shareholders' Equity (Deficit)	$233,469	$-

The accompanying notes are an integral part of these condensed financial statements

WELUND FUND, INC.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended		For the Period from July 16, 2002 (date of inception)
	September 30,		September 30,		through
	2005	2004	2005	2004	September 30, 2005

Revenues
Finance income	$3,979	$-	$10,305	$-	$10,305
Amortization of discount on
purchased finance receivables	3,260	-	6,077	-	6,077
Interest income	2,104	-	2,104	-	2,104
	9,343	-	18,486	-	18,486

Loan servicing fee - related party	$1445	$-	$3,409	$-	$3,409
General and administrative expense	9,361	3,198	75,649	5,763	83,417

Net Loss	$(1,463)	$(3,198)	$(60,572)	$(5,763)	$(68,340)

Basic Loss Per Common Share	$-	$-	$(0.02)	$-

Basic Weighted-Average Common
Shares Outstanding	3,440,000	2,240,000	3,015,172	2,240,000

The accompanying notes are an integral part of these condensed financial statements

WELUND FUND, INC.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended		For the period from July 16, 2002 (date of inception)
	September 30,		through
	2005	2004	September 30, 2005
Cash Flows From Operating Activities
Net loss	$(60,572)	$(5,763)	$(68,340)
Adjustments to reconcile net loss to net
cash used in operating activities
Amortization of discount on purchased finance receivables	(6,077)	-	(6,077)
Issuance of common stock for services	50,000	-	50,124
Changes in assets and liabilities:
Receivables from affiliated entities	(2,343)	-	(2,343)
Accrued interest	(2,104)	-	(2,104)
Prepaid expense	(219)	-	(219)
Accounts payable to related party	725	3,745	5,500
Accounts payable	5,816	2,018	8,685
Net Cash Used In Operating Activities	(14,774)	-	(14,774)

Cash Flows From Investing Activities
Purchase of finance receivables from a related party	(107,357)	-	(107,357)
Collection of finance receivables	40,758	-	40,758
Issuance of note receivable to related party	(100,000)	-	(100,000)
Net Cash Used In Investing Activities	(166,599)	-	(166,599)

Cash Flows From Financing Activities
Proceeds from the issuance of common stock, net of offering costs	237,500	-	237,500
Net Cash Provided By Financing Activities	237,500	-	237,500
Net Increase In Cash	56,127	-	56,127
Cash At Beginning Of Period	-	-	-
Cash At End Of Period	$56,127	$-	$56,127

The accompanying notes are an integral part of these condensed financial statements

WELUND FUND, INC.
(A Development Stage Company)
Notes to Condensed Financial Statements

(A) Organization, Change in Control, and Significant Accounting Policies

Organization, Nature of Operations and Change in Control —Welund Fund, Inc. ("the Company") was incorporated in the State of Delaware on July 16, 2002 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Since July 16, 2002, the Company’s activities have primarily related to the Company's formation and the seeking of investment or merger opportunities. On June 9, 2004, Liberty Associates, an entity controlled by  Robert Freiheit, acquired 100% of the stock of the Company from the former sole shareholder of the Company for $90,000. At this time, control of the Company was transferred to the new shareholder who appointed a new board of directors. The change of control did not constitute a business combination or reorganization, and consequently, the assets and liabilities of the Company continued to be recorded at historical cost. From July 16, 2002 through March 31, 2005, the Company did not recognize revenue from any of its business activities. As further described in Notes (B) and (C) to the financial statements, the Company has recently issued 1,000,000 shares of common stock for $250,000, less offering costs, and has purchased a pool of sub-prime auto loans from an affiliate of the Company’s president for $107,357. Although the Company has now recognized revenue from the auto loans, the Company continues to be considered to be in the development stage because revenues recognized have not been significant in relation to the level of planned future operations.

Condensed Interim Financial Statements - The accompanying unaudited condensed financial statements of Welund Fund, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, these financial statements do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the Company’s annual financial statements and the notes thereto, included in the Company’s annual report on Form 10-KSB. In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to fairly present the Company’s financial position as of September 30, 2005, its results of operations for the three months ended September 30, 2005 and 2004, and its results of operations and cash flows for the nine months ended September 30, 2005 and 2004, and for the period from July 16, 2002 (date of inception), through September 30, 2005. The results of operations for the three months and the nine months ended September 30, 2005, may not be indicative of the results that may be expected for the year ending December 31, 2005.

Business Condition - The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company’s operating losses and lack of significant operations, raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management’s plans include raising additional funds to meet its ongoing expenses through placement of its equity securities. There is no assurance that the Company will be successful in raising additional capital, or if successful, on terms favorable to the Company. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basic Loss Per Share - Basic loss per share amounts are computed by dividing net loss by the weighted-average number of common shares outstanding during each period. At September 30, 2005 and 2004, there were no potentially dilutive common stock equivalents outstanding.

WELUND FUND, INC.
(A Development Stage Company)
Notes to Condensed Financial Statements

(B) Common Stock

On March 24, 2005, the Company opened a private offering of its stock for sale at $0.25 per share. Through June 30, 2005, the Company sold 1,000,000 shares of common stock for $250,000. Total cost of the offering was $12,500, which was charged against additional paid in capital.

During May 2005, the Company issued 200,000 shares of common stock for services valued at $50,000, or $0.25 per share. The services were valued based upon the value of shares issued for cash.

(C) Finance Receivables

On March 30, 2005, the Company purchased a pool of sub-prime auto loans with a pay-off balance of $126,302 from an affiliate of the Company’s primary shareholder, officer, and director for $107,357. The purchase price was 85% of the loan pool’s pay-off balance. The discount of $18,945 on the purchase of the loans is being amortized over the term of the loans using a method which approximates the effective yield method. The seller of the pool is required to repurchase loans that become 90 days delinquent. As such, no allowance for uncollectible loans is recognized. At the date of purchase, the average loan had a principal balance of approximately $4,708 with an average annual percentage interest rate of approximately 21.54%. The remaining terms of the loans ranged from 6 to 46 months. The Company has contracted with Accredited Adjusters, LLC, a related party, to service and administer the loans for a monthly fee equal to ½% of the outstanding principal balance. Accredited Adjusters is an affiliate of the Company’s primary shareholder, officer, and director.

Summary information regarding finance receivables for the nine months ended September 30, 2005 is as follows:

	Finance Receivables (Payoff)	Unamortized Discount	Finance Receivables, net
Purchase of auto loans, March 30, 2005	$126,302	$(18,945)	$107,357
Collections of auto loans	(40,758)	-	(40,758)
Amortization of discount	-	6,077	6,077
Other	(209)	209	-
Balance at September 30, 2005	$85,335	$(12,659)	$72,676

In connection with the servicing of the auto loans, the Company has paid Accredited Adjusters, LLC, related through common ownership, $4,000, of which $219 represents a prepayment for future services. Furthermore, in connection with the collection of the auto loans, $2,343 has been collected by affiliates of the Company, and has been or will be transferred to the Company subsequent to September 30, 2005.

(D) Accounts Payable to Related Parties

Office services had been provided without charge by the officer and director of the Company. Costs through February 2005 had not been significant to the financial statements and accordingly, have not been reflected therein.

WELUND FUND, INC.
(A Development Stage Company)
Notes to Condensed Financial Statements

Commencing March 1, 2005, the Company required more office space and services and thus, the Company began paying rent in the amount of $1,800 per month to an affiliate of the officer and director for the use of certain office space. At September 30, 2005, the Company has an account payable to Liberty Associates in the amount of $5,400.

(E) Note Receivble from Related Party

On July 28, 2005, the Company loaned $100,000 to Paxton Energy, Inc. (Paxton), an entity related through common ownership and common management. The note bore interest at 12% per annum, and was payable on demand. The note receivable was unsecured and was repaid in full, together with $3,288 accrued interest, on November 10, 2005.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

This discussion and analysis is designed to be read in conjunction with the Management’s Discussion and Analysis set forth in Welund Fund’s Form 10-KSB for the fiscal year ended December 31, 2004. As used herein, “we,”“our,”“us”, and the “Company” and the like refer to Welund Fund, Inc.

This report and other information made publicly available from time to time may contain certain forward-looking statements and other information relating to the Company and its business that are based on the beliefs of management and assumptions made concerning information then currently available to management. Such statements reflect the views of management at the time they are made and are not intended to be accurate descriptions of the future. The discussion of future events, including the business prospects of the Company, is subject to the material risks listed below under "Risk Factors" and assumptions made by management.

Risk factors

The material risks that we believe are faced by the Company as of the date of this report are set forth below. This discussion of risks is not intended to be exhaustive. The risks set forth below and other risks not currently anticipated or fully appreciated by the management could adversely affect the business and prospects of the Company. These risks include:

Development Stage Company

While the Company has recently purchased a loan pool and has commenced operations it still must be considered a start up venture and the Company faces all of the risks inherent in the start-up of a new business and does not have a historical basis on which to evaluate whether or not its business can be successful. Furthermore the company will need to expand its operations to produce results which would be meaningful to a public company. There is no assurance that the Company can complete such an expansion.

Dependence on Management

The Company is heavily dependent upon the skill, talents, and abilities of its president, Robert Freiheit. Mr. Freiheit will be primarily responsible for the decisions concerning the implementation of a business model. Mr. Freiheit will not devote his full business time to the Company and will continue to be engaged in outside business activities. The Company will be dependent upon the business acumen and expertise of management and the applicability of their backgrounds to the business decisions required to be made on behalf of the Company.

No Trading Market for the Common Stock

There is no existing trading market for the Common Stock and it is unlikely that one will develop in the foreseeable future. The shares of Common Stock may be subject to the Penny Market Reform Act of 1990 (the “Reform Act”). In October 1990, Congress enacted the Reform Act to counter fraudulent practices common in penny stock transactions. If the shares are determined to be subject to the Reform Act, this may also adversely affect the ability to sell shares in the future.

Lack of Dividends

It is anticipated that the Company will invest any profits generated from its operations, and therefore, it is unlikely that the Company will pay dividends on its Common Stock in the foreseeable future.

Control of the Company by Management

The directors of the Company currently hold voting and dispositive power over an aggregate of 2,240,000 shares of Common Stock, which represents a majority of the currently issued and outstanding common stock. Since action by the stockholders on most matters, including the election of directors, only requires approval by a vote of the majority of shares voted on the mater, the current directors and executive officers of the company will be able to significantly influence if not control the election of directors of the Company and the outcome of other matters submitted to the stockholders for consideration.

Unforeseen Risks

In addition to the above risks, the future business of the Company will be subject to risks not currently foreseen or fully appreciated by management of the Company.

Should one or more of these or other risks materialize, or if the underlying assumptions of management prove incorrect, actual results may vary materially from those described in the forward-looking statements. We do not intend to update these forward-looking statements, except as may occur in the regular course of our periodic reporting obligations.

Plan of Operations

The Company plans to collect the initial loan pool purchased and rely on its contracted servicers to assist in such collection.  To the extent that principal balances are collected, we plan to purchase new loans.  We desire to greatly expand this business which would require the raising of additional capital.  The Company is currently relying on Robert Freiheit and his affiliates to seek and obtain such capital.  There is no assurance, however, that such capital will be obtained, or if obtained, can be done so on terms favorable to current shareholders.  Affiliates of Robert Freiheit have more loans available for purchase and a preliminary view of the Sacramento market indicates there are third parties who could also be a significant source of loan pools.

If the Company does not expand its activities it has sufficient resources to pay its administrative costs for the next twelve months.  However if we are successful in raising more capital, some of the capital will need to be diverted to administrative costs.

On July 28, 2005, the Company loaned $100,000 to Paxton Energy, Inc. (Paxton), an entity related through common ownership and common management. The note bears interest at 12% per annum, is payable on demand. The note receivable was unsecured and was repaid in full, together with $3,288 accrued interest receivable, on November 10, 2005.

ITEM 3. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

In accordance with Section 302 of the Sarbanes-Oxley Act of 2002 and the Securities Exchange Act of 1934 Section 13a-15(e) or Section 15d-15(e), we implemented disclosure controls and procedures pursuant to which management under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out, as of the end of the quarter ended September 30, 2005, a review and evaluation of the effectiveness of our disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer has concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by Welund Fund, Inc. in the reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms.

Changes in Internal Controls

There were no significant changes in our internal control over financial reporting that occurred during the quarter ended September 30, 2005 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

ITEM 5. OTHER INFORMATION

On July 28, 2005, the Company loaned $100,000 to Paxton Energy, Inc. (Paxton), an entity related through common ownership and common management. The note bears interest at 12% per annum, is payable on demand, and is secured along with other lenders by all of the assets of Paxton. This note was repaid, with interest, subsequent to September 30, 2005.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

Exhibits

Exhibit Number	SEC Reference Number	Title of Document	Location

1	(10)	Demand promissory note dated July 28, 2005 between Paxton Energy, Inc. and Welund Fund, Inc.	This filing

2	(31)	Rule 13(a) - 14(a)/15(d) - 14(a) Certification	This filing

3	(32)	Section 1350 Certification	This filing

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELUND FUND, INC.

Dated: November 10, 2005	By	/s/ Robert Freiheit
Robert Freiheit, President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 10

DEMAND PROMISSORY NOTE

(THIS IS A DEMAND NOTE AND MAY BE COLLECTED AT ANY TIME BY THE HOLDER)

$100,000.00
July 28, 2005
Rancho Cordova, CA

For value received, Paxton Energy, Inc., a Nevada corporation (the “Maker"), promises to pay to Welund Fund, Inc., a Delaware corporation, (the “Holder”) or order, at said office or at such other place as may be designated from time to time in writing by Holder, the principal sum of One Hundred Thousand Dollars ($100,000.00). This Note shall accrue interest at the rate of twelve percent (12%) per annum until paid in full. This promissory note is a demand note and may be collected at any time by the Holder.

1.    Maturity. This Note will automatically mature and be due and payable on demand by Holder. Notwithstanding the foregoing, the entire unpaid principal sum of this Note shall become immediately due and payable upon the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Maker.

2.    Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Maker. Prepayment of this Note may be made at any time without penalty.

3.    Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Maker.

4.    Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

5.    Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

6.    Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Maker and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Maker and Holder.

7.    Action to Collect on Note. If action is instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

1

8.    Loss of Note. Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Maker (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Maker will make and deliver in lieu of such Note a new Note of the like tenor.

9.    Default. If the obligations to pay principal interest and other sums, obligations and liabilities of any nature whatsoever which may or shall become due to Holder under the terms of this Note, or any portion thereof, are not paid in full when due, the Maker shall thereafter pay interest on the principal balance and any other amount due and owing, at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year), equal to the lesser of (a) eighteen percent (18%) per annum, and (b) the maximum rate permitted under applicable law, from and including the date of such acceleration or the due date, as the case may be, until the obligations or such portion thereof are paid in full.

MAKER:

PAXTON ENERGY, INC.

By:	/s/ Robert Freiheit
Robert Freiheit, President

2

Exhibit 31

CERTIFICATION

I, Robert Freiheit, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Welund Fund, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)
Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 10, 2005

/s/ Robert Freiheit
Robert Freiheit, Chief Executive Officer and
Chief Financial Officer

Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Welund Fund, Inc. (the “Company”) on

Form 10-QSB for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Freiheit, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert Freiheit

Robert Freiheit
Chief Executive Officer
and Chief Financial Officer

November 10, 2005,

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.